Exhibit 5.7

CONSENT OF DONALD GRAY

To:	United States Securities and Exchange Commission

Re:	Endeavour Silver Corp. (the "Company") Form F-10 Consent of Expert

This consent is provided in connection with the Company's registration statement on Form F-10 (the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the "SEC") pursuant to the United States Securities Act of 1933. The Registration Statement incorporates by reference, among other things, the Company's Annual Information Form for the year ended December 31, 2024 (the "AIF"), and the Company's Management Discussion and Analysis for the year ended December 31, 2024 (the "MD&A").

I hereby consent to the use of my name and the quotation, summary or incorporation by reference to the AIF and MD&A in the Annual Report and the Registration Statement of the portions prepared by me of the following technical reports:

•	"NI 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the Guanaceví Project, Durango State, Mexico" dated December 14, 2022, with an effective date of November 5, 2022

•	"NI 43-101 Technical Report: Updated Mineral Resource and Reserve Estimates for the Bolañitos Project, Guanajuato State, Mexico" dated December 14, 2022, with an effective date of November 9, 2022

Dated the 1st day of April, 2025

/s/ Donald Gray
Donald Gray, SME-RM